Exhibit 10.3

SECOND AMENDMENT TO

EXECUTIVE EMPLOYMENT AGREEMENT

This Second Amendment to the Executive Employment Agreement (this “Amendment”) is entered into on this 9th day of February, 2026, by GEORGE C. ZOLEY (“Zoley”) and THE GEO GROUP, INC. (“GEO”).

RECITALS:

WHEREAS, effective as of July 1, 2021, Zoley and GEO entered into the Executive Chairman Employment Agreement (the “Agreement”);

WHEREAS, effective as of July 7, 2025, Zoley and GEO entered into the Amendment to Executive Chairman Employment Agreement extending Zoley’s Term;

WHEREAS, Zoley and GEO desire to amend the Agreement to reflect Zoley as the Chairman and Chief Executive Officer of GEO, and modify the title of the Agreement, as amended, and the terms relating to the Base Salary, Bonus and Equity Award provided under the Agreement during the period from the effective date of this Amendment to the end of Zoley’s Term of Employment.

NOW, THEREFORE, in consideration of the foregoing recitals, and the affirmation of the existing mutual promises and covenants contained in the Agreement, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, Zoley and GEO agree as follows;

1. The recitals set forth above are true and correct.

2. Capitalized terms used in this Amendment, including in the recitals set forth above, which are not otherwise defined herein, shall have the meanings given to such terms in the Agreement.

3. The effective date of this Amendment shall be March 1, 2026. For the avoidance of doubt, no term of this Amendment shall have any effect prior to such effective date.

4. The title of the Agreement shall hereby be referred to as the Executive Employment Agreement.

5. Section 2 of the Agreement shall be amended to add the following paragraph after the first (current) paragraph:

“During the Term, GEO hereby agrees to employ Zoley in the position and title of Chairman and Chief Executive Officer, and Zoley agrees to be employed in such capacity. Zoley shall report directly to GEO’s Board of Directors and shall perform all duties and responsibilities and will have all authority inherent in the position of Chairman and Chief Executive Office, in a manner consistent with applicable legal and corporate governance standards and shall perform the following duties: (a) regularly attend and preside at Board meetings, (b) chair the annual meeting of GEO’s stockholders, (c) serve on such committees of the Board as may be requested by the Nominating and Corporate Governance Committee of the Board, subject to requisite independence standards, (d) have all authority and responsibility commensurate with CEO titles, including ultimate responsibility for and authority over all date-to-day matters and personnel of the Company; and (e) any other reasonable duties or responsibilities requested by the Board. The Board shall have full discretion to provide anything it determines is necessary for Zoley to perform his duties and responsibilities under this Agreement.”

6. Effective March 1, 2026, Section 3 of the Agreement shall be amended to read in its entirety as follows:

“During the Term, Zoley shall be paid an initial base salary of one million two hundred thousand dollars ($1,200,000) per annum (the “Base Salary”), shall be eligible to receive a target annual performance award equal to 200% of his Base Salary, in accordance with the terms of any plan governing senior management performance awards then in effect as established by the Board (the “Bonus”) and shall receive an annual equity incentive award with a grant date fair value equal to 300% of his Base Salary (the “Equity Award”), provided that such annual Equity Award shall not have a grant date fair value less than the fair value of the annual equity award granted to any current or former executive officer of GEO. In addition, Zoley shall be entitled to the compensation and benefits provided under the Amended and Restated Executive Retirement Agreement between Zoley and GEO, dated May 27, 2021. Zoley, his spouse, and qualifying members of his family will be eligible for and will participate in, without action by the Board or any committee thereof, any benefits and perquisites available to executive officers of GEO, including any group health, dental, life insurance, disability, or other form of executive benefit plan or program of GEO now existing or that may be later adopted by GEO, as well as the “Fringe Benefits” as such term is defined in the Separation Agreement (collectively, the “Executive Benefits”). During the Term, GEO shall pay or reimburse Zoley for all reasonable business-related expenses that he incurs in performing his duties and responsibilities under this Agreement.”

7. Except as amended and modified hereby, all the terms, provisions and conditions of the Agreement are hereby ratified and affirmed and shall remain in full force and effect.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and entered into as of the date and year first above written.

George C. Zoley

/s/ George C. Zoley

Date: 2/9/26

The GEO Group, Inc.

By:	/s/ Jack Brewer

Title: Chairman, Compensation Committee

Printed Name: Jack Brewer

Date: 2/9/2026

5